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                                                                      Exhibit 99

            WINTHROP RESIDENTIAL ASSOCIATES II, A LIMITED PARTNERSHIP

                                DECEMBER 31, 1998

Supplementary Information Required Pursuant to Section 9.4 of the Partnership Agreement (Unaudited)

   1. Statement of Cash Available for Distribution for the:

                                                                             Year Ended              Three Months Ended
                                                                         December 31, 1998           December 31, 1998
                                                                         -----------------           -----------------
        Net Income:                                                   $         226,000          $        48,000

             Add:     Depreciation                                              235,000                   75,000
                      Amortization                                                8,000                    2,000

             Less:    Cash to reserves                                         (364,000)                 (99,000)
                                                                      ------------------         ----------------


             Cash Available for Distribution                          $         105,000          $        26,000
                                                                      ==================         ================

             Distributions allocated to General Partners              $           5,000          $         1,000
                                                                      ==================         ================

             Distributions allocated to Limited Partners              $         100,000          $        25,000
                                                                      ==================         ================



   2. Fees and other compensation paid or accrued by the Partnership to the General Partners, or their affiliates, during the three months ended December 31, 1998:

               Entity Receiving                                 Form of
                 Compensation                                 Compensation                                        Amount
        -------------------------------    ---------------------------------------------------           -------------------------
        General Partners                   Interest in Cash Available for Distribution                    $                 1,300

        WFC Realty Co., Inc.
        (Initial Limited Partner)          Interest in Cash Available for Distribution                    $                     5